Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES EARNINGS FROM CONTINUING OPERATIONS OF $0.03 PER DILUTED SHARE FOR THE FIRST QUARTER 2013

Continuing operations generated first quarter 2013 revenues of $285.2 million and pre-tax earnings of $17.9 million

Results from continuing operations included $9.3 million in professional fees related to the announced merger and August 1st technology issue as well as $8.9 million in compensation expenses related to a reduction in workforce

JERSEY CITY, N.J. (May 1, 2013) – Knight Capital Group, Inc. (NYSE Euronext: KCG) today reported a GAAP consolidated loss of $9.4 million, or $0.03 per diluted share, for the first quarter of 2013.

The first quarter 2013 GAAP net loss includes net income from continuing operations of $11.0 million, or $0.03 per diluted share, as well as a net loss from discontinued operations of $20.4 million, or a loss of $0.06 per diluted share. Included in the net income from continuing operations are professional fees related to the announced merger and August 1st technology issue and compensation expenses related to a reduction in workforce. Excluding these expenses, on a non-GAAP basis, the first quarter 2013 net income from continuing operations was $22.3 million, or $0.06 per diluted share. A reconciliation of GAAP to non-GAAP results is included below.

For the first quarter of 2012, the company reported GAAP consolidated earnings of $33.1 million, or $0.36 per diluted share.

Revenues from continuing operations for the first quarter of 2013 were $285.2 million, compared to $302.5 million for the first quarter of 2012.

At March 31, 2013, the company had $439.2 million in cash and cash equivalents. The company had $1.5 billion in stockholders’ equity as of March 31, 2013, equivalent to a book value of $3.96 per share. The company had $1.5 billion in stockholders’ equity as of December 31, 2012, equivalent to a book value of $4.07 per share (which included preferred shares on an as-converted basis). Tangible book value as of March 31, 2013 was $3.25 per share as compared to $3.30 at December 31, 2012 (which included preferred shares on an as-converted basis).

“In the first quarter of 2013, Knight’s teams proved determined and our core competencies resilient,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “Knight’s comeback from the August 1 technology issue remains impressive. During the first quarter, revenues from continuing operations were strong despite a decline in consolidated U.S. equity volume year over year and the lowest quarterly market volatility in more than five years. Knight combined the full service and electronic institutional equities sales teams, announced the sale of institutional fixed income, and merged the Institutional Sales and Trading and Electronic Execution Services reporting segments. At the same time, the firm was engaged in planning for the announced merger with GETCO.”

In the first quarter of 2013, to better reflect the company’s client offering, changes in senior management, the combination of the institutional equities sales teams and how the businesses are managed, the company changed its reporting segments from (i) Market Making, (ii) Institutional Sales and Trading, (iii) Electronic Execution Services, and (iv) Corporate and Other to (i) Market

Making, (ii) Global Execution Services and (iii) Corporate and Other. Market Making consists of all global market making including Knight Link and the company’s activities as a Designated Market Maker at the NYSE. Global Execution Services includes Knight Direct, equity sales and trading, Knight Hotspot FX, Knight BondPoint, futures, reverse mortgage origination and securitization and asset management. Corporate and Other includes strategic investments primarily in financial services-related ventures, clearing and settlement activity, corporate overhead expenses and all other expenses that are not attributable to the other reporting segments.

During the first quarter of 2013, the company agreed to sell institutional fixed income sales and trading to Stifel, Nicolaus & Company, Inc. As a result, these businesses are considered to be held for sale and the results of operations have been reported as discontinued operations. Discontinued operations also include the company’s correspondent clearing business, which the company announced that it was closing in the first quarter of 2013.

	Q1 2013	Q1 2012
Revenues ($ thousands)	285,156	302,472
Income from continuing operations, net of tax ($ thousands)	11,014	31,220
(Loss) income from discontinued operations, net of tax ($ thousands)	(20,371)	1,886
Net (loss) income ($ thousands)	(9,357)	33,106
Diluted EPS from continuing operations—GAAP basis ($)	0.03	0.34
Diluted EPS from discontinued operations—GAAP basis ($)	(0.06)	0.02
Diluted EPS—GAAP basis($)	(0.03)	0.36
Diluted EPS from continuing operations—Non-GAAP basis($)*	0.06	0.34
U.S. equity Market Making statistics:
Average daily dollar value traded ($ billions)	22.2	21.9
Average daily trades (thousands)	2,973.3	3,334.6
Nasdaq and Listed shares traded (billions)	43.0	47.3
FINRA OTC Bulletin Board and Other shares traded (billions)	183.1	171.2
Average revenue capture per U.S. equity dollar value traded (bps)	1.00	0.99
Average daily Knight Direct equity shares (millions) (U.S. exchange listed shares)	184.6	182.7
Average daily Knight Hotspot FX notional dollar value traded ($ billions)**	27.8	27.8

*	A reconcilation of GAAP to non-GAAP results is included below
**	In the second quarter of 2012, Knight modified the reporting of Knight Hotspot FX notional dollar value traded volume to count one side of the transaction. The company previously counted total client volume to include both sides of the transaction. The company posts Knight Hotspot FX volume statistics each month to its web site, which has been updated to show one-sided volume statistics dating back to the beginning of 2011.

Market Making

During the first quarter of 2013, the Market Making segment generated total revenues of $150.7 million and pre-tax income of $36.6 million. In the first quarter of 2012, Market Making reported total revenues of $152.2 million and pre-tax income of $45.1 million. Market Making had pre-tax margins of 24 percent in the first quarter of 2013 compared to pre-tax margins of 30 percent in the first quarter of 2012. The results were impacted by a decrease in our volumes, increases in payments for order flow, as well as the 26% decrease in volatility as measured by the VIX.

“In the Market Making segment, Knight continued to execute,” said Mr. Joyce. “Knight maintained a decisive lead in market share of retail U.S. equity volume, which helped offset a year-over-year decline in retail trading activity. In aggregate, Knight’s average daily U.S. equity dollar value traded and market share of consolidated U.S. equity notional value traded increased slightly compared to a year ago. Nevertheless, financial results were impacted by the subdued volatility and trading expenses.”

Global Execution Services

During the first quarter of 2013, the Global Execution Services segment generated total revenues of $122.4 million and pre-tax income of $10.7 million. In the first quarter of 2012, Global Execution Services generated total revenues of $140.3 million and pre-tax income of $23.8 million. Global Execution Services had pre-tax margins of 9 percent in the first quarter of 2013 compared to pre-tax margins of 17 percent in the first quarter of 2012. The results were impacted by a decline in client volumes as compared to the first quarter of 2012 as well as $4.4 million in additional compensation expense related to workforce reductions associated with the combination of the full service and electronic institutional equities sales teams. These decreases were partially offset by increased earnings from Urban.

“In the Global Execution Services segment, Knight performed well amid the reconfiguring of assets and resources,” said Mr. Joyce. “Knight received diverse contributions from the electronic trading products and sales and trading teams. Urban made a strong contribution from origination and securitization activities. Financial results from continuing operations for the segment, it’s worth noting, included additional expenses primarily related to the consolidation of institutional equities sales.”

Corporate and Other

During the first quarter of 2013, the Corporate and Other segment reported a pre-tax loss of $29.4 million, which included $9.3 million in professional fees related to the announced merger and the August 1st technology issue as well as $4.3 million in additional compensation costs related to the workforce reductions. In the first quarter of 2012, the Corporate and Other segment reported a pre-tax loss of $17.9 million.

“Despite all the activities in the first quarter, Knight’s attention never wavered from our clients,” said Mr. Joyce. “The pending merger with GETCO is continuing on track. Upon the close, the combined firm will enjoy a leading position in the U.S. equities market as well as a decided edge in understanding the potential for all securities markets to better serve participants.”

Headcount at March 31, 2013 was 1,269 full-time employees, which excludes employees affected by the announced sale of institutional fixed income, compared to 1,418 full-time employees at March 31, 2012. The decrease in headcount year over year is primarily due to a reduction in workforce completed during the first quarter.

During the first quarter of 2013, the company did not repurchase any shares under the company’s existing stock repurchase program. To date, the company has repurchased 76.7 million shares for $879.1 million. The company has approximately $120.9 million of availability to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

Non-GAAP Financial Presentations

The company believes that certain non-GAAP financial presentations, when taken into consideration with the corresponding GAAP financial presentations, are important in understanding the company’s operating results. Selected financial information is included in the company’s non-GAAP financial presentations for the three months ended March 31, 2013. The adjustments incorporate the effects of professional fees related to the announced merger with GETCO and the August 1st technology issue and compensation expenses related to a reduction in workforce. We believe this presentation provides meaningful information to stockholders and investors as it provides comparability for our results of operations for the three months ended March 31, 2013 with the results for the three months ended March 31, 2012. See schedules below for a full reconciliation of GAAP to non-GAAP financial presentations.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. In addition, historical volume statistics are available at http://www.knight.com/ourfirm/volumestats.asp. Due to the announced merger with GETCO LLC, Knight will not host a conference call on the first quarter of 2013.

* * *

About Knight

Knight Capital Group (NYSE Euronext: KCG) is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including broker-dealers, institutions and corporations. Knight is headquartered in Jersey City, N.J. with a global presence across the Americas, Europe, and the Asia Pacific regions. For further information about Knight, please visit www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about the parties’ industry, management beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the August 1, 2012 technology issue at Knight that resulted in Knight sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s capital structure and business as well as actions taken in response thereto and consequences thereof, costs and risks associated with the Company’s sale of its institutional fixed income sales and trading business , risks associated with Knight’s ability to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO, risks associated with changes in market structure, legislative, regulatory or financial reporting rules, risks associated with past or future changes to organizational structure and management and the costs, integration, performance and operation of businesses previously acquired or developed organically, or that may be acquired or developed organically in the future. Readers should carefully review the risks and uncertainties disclosed in Knight’s reports with the SEC, including, without limitation, those detailed under “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the year-ended December 31, 2012 and in the other reports or documents Knight or the new Knight/GETCO holding company files with, or furnishes to, the SEC from time to time.

In addition to factors previously disclosed in Knight’s reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the mergers, including approval by Knight and GETCO stockholders, on the expected terms and schedule; delay in closing the mergers; difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits; business disruption following the mergers; the inability to sustain revenue and earnings growth; customer and client actions; and the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures.

CONTACT

Jonathan Mairs

Managing Director

201-356-1529

jmairs@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2013	2012
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$125,225	$141,295
Net trading revenue	148,838	153,134
Interest, net	6,390	5,611
Investment income and other, net	4,703	2,432

Total revenues	285,156	302,472

Expenses
Employee compensation and benefits	107,823	112,269
Execution and clearance fees	50,450	52,330
Payments for order flow	35,093	21,688
Communications and data processing	22,225	20,284
Interest	13,052	13,154
Professional fees	13,030	4,948
Depreciation and amortization	9,709	11,577
Occupancy and equipment rentals	5,398	5,388
Business development	3,973	4,214
Other	6,499	5,522

Total expenses	267,252	251,374

Income from continuing operations before income taxes	17,904	51,098
Income tax expense	6,890	19,878

Income from continuing operations, net of tax	11,014	31,220
(Loss) income from discontinued operations, net of tax	(20,371)	1,886

Net (loss) income	$(9,357)	$33,106

Basic earnings per share from continuing operations	$0.04	$0.35

Diluted earnings per share from continuing operations	$0.03	$0.34

Basic (loss) earnings per share from discontinued operations	$(0.08)	$0.02

Diluted (loss) earnings per share from discontinued operations	$(0.06)	$0.02

Basic (loss) earnings per share	$(0.04)	$0.37

Diluted (loss) earnings per share	$(0.03)	$0.36

Shares used in computation of basic (loss) earnings per share	253,007	89,764

Shares used in computation of diluted (loss) earnings per share	361,053	92,175

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31, 2013	December 31, 2012
	(In thousands)
ASSETS
Cash and cash equivalents	$439,182	$413,926
Cash and securities segregated under federal and other regulations	172,962	166,992
Financial instruments owned, at fair value:
Equities	1,538,856	1,463,916
Debt securities	146,518	111,157
Listed equity options	231,044	202,091
Loan inventory	152,349	191,712
Other financial instruments	3,778	237
Securitized HECM loan inventory	4,792,350	4,054,905

Total financial instruments owned, at fair value	6,864,895	6,024,018
Collateralized agreements:
Securities borrowed	1,414,794	1,008,720
Receivable from brokers, dealers and clearing organizations	1,107,202	868,805
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	92,277	94,226
Investments	79,052	78,348
Goodwill	213,900	213,900
Intangible assets, less accumulated amortization	53,234	55,654
Income taxes receivable	122,980	152,576
Assets of business held for sale	145,674	449,509
Other assets	206,628	251,773

Total assets	$10,912,780	$9,778,447

LIABILITIES, CONVERTIBLE PREFERRED STOCK & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$1,490,972	$1,164,999
Debt securities	56,478	118,991
Listed equity options	179,404	155,942
Other financial instruments	—	5,505

Total financial instruments sold, not yet purchased, at fair value	1,726,854	1,445,437
Collateralized financings:
Securities loaned	687,012	504,082
Financial instruments sold under agreements to repurchase	555,000	355,000
Other secured financings	104,461	146,330
Liability to GNMA trusts, at fair value	4,742,776	4,002,704

Total collateralized financings	6,089,249	5,008,116
Payable to brokers, dealers and clearing organizations	403,998	378,724
Payable to customers	462,028	388,676
Accrued compensation expense	64,891	141,794
Accrued expenses and other liabilities	201,663	186,746
Liabilities of business held for sale	85,618	357,661
Long-term debt	392,470	388,753

Total liabilities	9,426,771	8,295,907

Convertible Preferred Stock	—	229,857

Equity
Class A common stock	4,493	2,748
Additional paid-in capital	1,647,895	1,400,317
Retained earnings	701,264	710,621
Treasury stock, at cost	(864,437)	(858,907)
Accumulated other comprehensive loss	(3,206)	(2,096)

Total equity	1,486,009	1,252,683

Total liabilities, convertible preferred stock and equity	$10,912,780	$9,778,447

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT*

(In thousands)

(Unaudited)

	For the three months ended March 31,
	2013	2012(1)
Market Making
Revenues	$150,729	$152,166
Expenses	114,178	107,035

Pre-tax earnings	36,551	45,131

Global Execution Services
Revenues	122,373	140,270
Expenses	111,656	116,425

Pre-tax earnings	10,717	23,845

Corporate and Other
Revenues	12,054	10,036
Expenses	41,417	27,914

Pre-tax loss	(29,363)	(17,878)

Consolidated
Revenues	285,156	302,472
Expenses	267,252	251,374

Pre-tax earnings	$17,904	$51,098

* Totals may not add due to rounding.

(1) - Prior period amounts have been recast to conform with current period segment presentation.

KNIGHT CAPITAL GROUP, INC.

Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)

(in thousands)

Three months ended March 31, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$36,551	$10,717	$(29,363)	$17,904
Professional fees related to merger and August 1st technology issue	—	—	9,252	9,252
Compensation expenses related to reduction in workforce	230	4,410	4,277	8,917

Non GAAP Income (Loss) from continuing operations before income taxes	$36,781	$15,127	$(15,834)	$36,073

	Three Months Ended March 31, 2013
	$	Diluted EPS
Reconciliation of GAAP Net Loss to Non—GAAP Net Income :
Net loss—GAAP	$(9,357)	$(0.03)
Add back:
Loss from discontinued operations, net of tax	20,371	0.06
Professional fees related to merger and August 1st technology issue, net of tax	5,736	0.02
Compensation expenses related to reduction in workforce, net of tax	5,529	0.02

Net income—Non-GAAP	$22,279	$0.06

Shares used in computation of diluted earnings per share		361,053

* Totals may not add due to rounding